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                                                                    EXHIBIT 4.12

                                 PLACING LETTER
                         (CONFIRMATION OF ORAL CONTRACT)

PRIVATE & CONFIDENTIAL

13 February 2004

Host Glory Limited
16/F., The Chinese Bank Building
61 Des Voeux Road Central
Hong Kong

Attention:  Madam Wang Kat Kwan

                                                         NO. OF PLACING SHARES

                                                               3,000,000

Dear Sirs,

DF CHINA TECHNOLOGY INC. (THE "COMPANY") -
PLACING OF NOT LESS THAN 20,000,000 NEW SHARES (THE "PLACING SHARES")
IN THE ISSUED SHARE CAPITAL OF THE COMPANY AT US$0.2 PER SHARE (THE "PLACING PRICE") (THE "PLACING")

1.    INTRODUCTION

      We refer to the conversation, you had with our representative during which an oral contract (the "Contract") was concluded between you, acting as principal, and ourselves, acting as placing agent for the Company, whereby we offered, subject to the terms and conditions set out below, to procure the sale to you the number of Placing Shares set out in the box above at the Placing Price of US$0.2 per Placing Share (the "Placed Shares") and you orally accepted our offer and agreed irrevocably as principal to purchase the Placed Shares.

      All capitalized terms used, but not otherwise defined herein shall have the meanings set for on Appendix A attached hereto.

2.    CONDITIONS

      Please note that the Placing is on a best-effort-basis, pursuant to the terms and subject to the conditions to the Placing Agreement, and conditional upon the following conditions having been satisfied on or before 27 February 2004 (or such later date as the Company and the Placing Agent may otherwise agree):

      (i) subject to the NASDAQ rules, application for the listing of and permission to deal in all the Placing Shares has been made by the Company; and

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      (ii)  the Company undertakes that the Company shall assist the Placee to remove the restrictive legend of the Placing Shares.

3.    SETTLEMENT DATE

      Settlement is scheduled to take place on or before 12 March 2004 on the first business day following the fulfilment of the conditions set out under Clause 2 above (or such later date as otherwise agreed between the parties to the Placing Agreement) (the "Settlement Date").

4.    AMOUNT PAYABLE

      The total amount payable by you for your Placed Shares, as advised by the Company, is US$600,000.00 (or the equivalent amount in Renminbi currency

5.    NOT A US PERSON; NOT AN AFFILIATE; ACCREDITED INVESTOR

      You hereby confirm that you are not a US Person. You hereby confirm that in relation to your subscription of the Placed Shares, you are not an Affiliate of the Company nor any directors, executive officers, or Beneficial Owners thereof or a member of the Shareholder Group thereof. In addition, you hereby declare that your acceptance of our offer of the Placed Shares is entirely of your own volition and that you are not acting upon the instruction of any such Affiliate. Also, your purchase of the Placed Shares is not financed directly or indirectly by any such Affiliate.

      You hereby confirm that you are an Accredited Investor.

6.    UNDERTAKINGS

      By your acceptance of our offer, you;

            (a) agree to make payment in full for all the Placed Shares by the Settlement Date, and that interest of 3% above the Hong Kong prime rate will be payable on any late settlement;

            (b) agree and acknowledge that our offer to you to procure the sale to you of the Placed Shares and was made based on the publicly available information and that no other information was supplied by us;

            (c) agree that you have not relied on any information, representation or warranty supplied or made by or on behalf of ourselves, the Company or any other party involved in the Placing and that you have made and will continue to make your own appraisal of the Placing and the Placing Shares and the other matters referred to in this letter;

            (d) agree and acknowledge that we do not make and have not made any warranty, representation or recommendation as to the merits of the Placing

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            Shares, the purchase or offer thereof, or as to the condition, financial or otherwise, of the Company or its subsidiaries or as to any other matter relating thereto or in connection therewith. Nothing herein shall be construed as a recommendation to you to purchase any Placing Shares;

            (e) represent and warrant to us (i) that you are an Accredited Investor and (ii) that you are not a US Person or an Affiliate of the Company nor any directors, executive officers, or Beneficial Owners thereof or a member of a Shareholder Group thereof;

            (f) agree that you and your affiliates will have and will bring no claim whatsoever against us or our subsidiaries, holding companies or subsidiaries of our holding companies or officers, employees or agents of any of us or them ("Relevant Persons") in relation to the Placing or the Contract in respect of any and all losses, damages, claims, proceedings, judgments, liabilities, costs and expenses (including, without limitation, legal expenses) ("Losses") suffered or incurred howsoever arising and including, but not limited to, all Losses arising as a result of or in connection with any document, announcement or communication relating to the Placing or the Contract whether or not made or delivered by us, not containing or being alleged not to contain all information required to be stated therein or any statement therein being or being alleged to be untrue, inaccurate, incomplete or misleading or as having been made negligently, provided always that the foregoing shall not extend or apply to any Losses arising out of the breach by us of our express obligations set out in the Contract. In no circumstances whatsoever will we or any Relevant Persons be liable for any indirect or consequential losses or special damages;

            (g) agree that you will on demand indemnify all Relevant Persons against all Losses suffered or incurred by them (or any of them) in connection with or arising out of any breach of the Contract including any breach or alleged breach on your part of any of your obligations set out in this letter; and

            (h) represent and warrant that you had at all material times and still have full power and authority to enter into the Contract for your own account or for the account of one or more persons for whom you exercise investment discretion and your oral agreement to do so as recorded herein constitutes your valid and legally binding obligation and is enforceable in accordance with its terms.

      You will, whether before or after completion of the Placing, continue to provide us information regarding the beneficial owner of the Shares acquired by you as required by applicable BVI law and US laws for delivery to the relevant regulatory authority or governmental agency.

      You should be aware of your rights and obligations under the Personal Data (Privacy) Ordinance. Information and personal data provided by you to us in connection with Placing are required to enable us to perform services connected with the Placing and to observe any rules, legal or regulatory requirements including the disclosure of such data to certain regulatory bodies. Also, we may provide such data to any agent, representative and associate, which provide services in connection with the Placing.

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7.    GENERAL

      Any notification to be given by us to you shall be validly given if delivered by hand or sent by facsimile to the address and facsimile numbers set out in the attached Placing Confirmation and shall be deemed to be given on delivery or (if given by facsimile) on due despatch.

      Your rights and obligations in respect of the Contract will be incapable of rescission or termination by you. Time is of the essence of the Contract. You agree that we are at liberty to vary or extend any time and/or date by which anything relating to the Placing is to be done.

      This letter constitutes confirmation of the Contract regardless of whether or not you return the signed Placing Confirmation. The Contract recorded in this letter shall be governed by and construed in accordance with the laws of Hong Kong and we respectively submit to the non-exclusive jurisdiction of the courts of Hong Kong in respect thereof.

      NO AMENDMENT TO THE TERMS AND CONDITIONS OF THIS LETTER CAN BE ACCEPTED TO US.

8.    ACKNOWLEDGMENT

      Please complete and return the attached Placing Confirmation with the duplicate of this letter to the undersigned at Hong Kong fax no. (852) 2845 1935.

Yours faithfully,
For and on behalf of
QUAM SECURITIES COMPANY LIMITED

___________________________________
Kenneth Lam
Managing Director

Encl.

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                                                                      APPENDIX A

Capitalized terms used, but not otherwise defined in the Placing Letter shall have the meanings set forth below:

"ACCREDITED INVESTOR"      mean any person who comes within any of the following
                           categories (or any other category set forth in Section 501(a) of Regulation D of the Securities Act of 1934, as amended), or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

                           a. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                           b. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                           c. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

                           d. Any entity in which all of the equity owners are accredited investors.

"AFFILIATE"                means a person that directly, or indirectly through
                           one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, a director an executive officer or a Beneficial Owner.

"BENEFICIAL OWNER"         means any person who directly or indirectly is the
                           beneficial owner of more than five percent of a class of the Company's securities.

"SHAREHOLDER GROUP"        means two or more persons act as a partnership,
                           limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company;

"US PERSON"                means:

                               a. Any natural person resident in the United States;

                               b. Any partnership or corporation organized or incorporated under the laws of the United States;

                               c.   Any estate of which any executor or
                                    administrator is a U.S. person;

                               d.   Any trust of which any trustee is a U.S.
                                    person;

                               e. Any agency or branch of a foreign entity located in

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                                    the United States;

                               f. Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                               g. Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

                               h.   Any partnership or corporation if:

                                        1.   Organized or incorporated under the
                                             laws of any foreign jurisdiction;
                                             and

                                        2.   Formed by a U.S. person principally
                                             for the purpose of investing in
                                             securities not registered under the
                                             Act, unless it is organized or
                                             incorporated, and owned, by
                                             accredited investors (as defined in
                                             Rule 501(a)) who are not natural
                                             persons, estates or trusts.

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                              PLACING CONFIRMATION

PRIVATE & CONFIDENTIAL

13 February 2004

To    :     Quam Securities Company Limited
            Room 3308 Gloucester Tower
            The Landmark
            11 Pedder Street
            Central, Hong Kong

Attn  :     Mr. Kenneth Lam          A/C Number (with A/E code): 972748-01-S-000
            Managing Director
            (Fax no: 2845 1935)      A/C Name: Host Glory Limited

Dear Sirs,

DF CHINA TECHNOLOGY INC. (THE "COMPANY")
PLACING OF NOT LESS THAN 20,000,000 NEW SHARES (THE "PLACING SHARES") IN THE ISSUED SHARE CAPITAL OF THE COMPANY AT US$0.2 PER SHARE (THE "PLACING PRICE") (THE "PLACING")

We/I refer to placing letter dated 13 February 2004 (the "Placing Letter") issued by Quam Securities Company Limited (the "Placing Agent") in relation to the captioned subject. Terms used in this letter shall have the same meanings as defined in the Placing Letter, unless the context requires otherwise.

We/I hereby confirm receipt of the Placing Letter, and acknowledge and accept all the terms and conditions as set out therein and confirm that these items and conditions are those of our oral contract to your representative for our/my subscription as principal from the Company of 3,000,000 Placing Shares (the "Subscription Shares") at the Placing Price. We/I undertake to pay the consideration for the Subscription Shares of US$600,000.00 on or before the Settlement Date as set out in the Placing Letter into a designated bank account nominated by the Company, the details of which is as follows:

Bank              : [CHINESE CHARACTER]
Account Name      : [CHINESE CHARACTER]
Account Number    : 102004512010003740

Further more, we/I hereby confirm that: -

(1) We/I undertake to provide to you upon request such other information as may be required to be provided to the Securities and Exchange Commission (the "SEC") and NASDAQ;

(2) We/I are/am not a US Person(s). We/I are/am (an) individual/institutional investor(s) or (a) professional investor(s) (which includes broker, dealer, fund manager, professional

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      individual and corporate entity) whose main business involves the acquisition and disposal, or the holding, of shares and other securities (whether as principal or agent) or otherwise (an) investor(s) and the subscription of the Subscription Shares by us/me would not constitute a breach of the relevant laws;

(3) We/I are/am not an Affiliate of the Company of the Company nor any directors, executive officers, or Beneficial Owners thereof or a member of a Shareholder Group thereof;

(4) We/I are/am not financed or backed directly or indirectly by the Company, its directors, its Beneficial Owners or its executive officers or any of the Company's Affiliates;

(5) We/I are/am not (a) person(s) who are/is accustomed to taking instructions from any of the director, executive officers or Beneficial Owners of the Company or any of their Affiliates in relation to the acquisition, disposal, voting or any other disposition of securities in the Company;

(6) We/I acknowledge our/my rights and obligations under the Personal Data (Privacy) Ordinance and understand that information and personal data provided by us/me are/is required by the Placing Agent to perform services relating to the Placing and to observe any rules, legal or regulatory requirements including the disclosure of such data to certain regulatory bodies. Moreover, the Placing Agent may at any time provide such data to any agent, representative and associate which provides services in connection with the Placing and to any governmental or regulatory bodies (including but not limited to the NASDAQ and the SEC);

(7) We/I undertake to respond promptly, in writing, to questions raised by the Placing Agent concerning ourselves/myself and which relate to the Placing.

(8) No share of the Company was held by us/me prior to our/my entering into the agreement to participate as a Placee in the Placing;

(9)   The date we/I were/was contacted regarding the Placing was 11 February
      2004;

(10) In case of a default in payment, the Placing Agent reserves the right to charge interest on the net amount overdue calculated on the basis of 3% per month;

(11) The details of the ULTIMATE BENEFICIAL OWNER(S) of the Subscription Shares subscribed through the Placing are as follows (PLEASE FILL IN ALL THE BLANKS): -

      Name              :  Wang Kat Kwan

      Address           :  Room 404, 4/F, Tianshan Court
                           Haibin Garden, Shekou
                           Shenzhen, China

      I.D.#/Passport #  :  310106471111602

      Date of Birth     :  11 November 1947

      Contact           :  13823394288

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(12)  We/I set out below our/my details for registration of the Subscription
      Shares: -

      Name                            :  Host Glory Limited

      Place of Incorporation          :  The British Virgin Islands

      Company Number/ID Number        :  577540
      Registered/Residential Address  :  Palm Grove House
                                         PO Box 438, Road Town
                                         Tortola, British Virgin Islands

      Correspondence Address          :  16/F., The Chinese Bank Building
                                         61 Des Voeux Road Central
                                         Hong Kong

      CCASS Participant                  NA

We/I fully understand that our/my personal data set out above and any further personal data relating to ourselves/myself may be submitted to the SEC and NASDAQ and hereby confirm that the data is true and accurate.

Yours faithfully,
For and behalf of
Host Glory Limited

____________________________________
A/C number: 972748-01-S-000

Date: 13 February 2004

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